                                                                    Exhibit 1.1

                             UNDERWRITING AGREEMENT



                                                                October 21, 1998


Armstrong World Industries, Inc.
313 West Liberty Street
Lancaster, Pennsylvania 17603

Dear Sirs and Mesdames:

      We (the "Manager") are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the "Underwriters"), and we understand that Armstrong World Industries, Inc., a Pennsylvania corporation (the "Company"), proposes to issue and sell $180,000,000 aggregate initial offering price of 7.45% Senior Quarterly Interest Bonds due October 15, 2038 (the "Debt Securities"). The Debt Securities are also referred to herein as the Offered Securities. The Debt Securities will be issued pursuant to the provisions of an Indenture dated as of August 6, 1996 (the "Indenture") between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank, as successor to Mellon Bank, N.A., as Trustee (the "Trustee"), as amended.

     Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the principal amount of Debt Securities set forth below opposite their names at a purchase price of 96.85% of the principal amount of Debt Securities, plus accrued interest, if any, from October 28, 1998 to the date of payment and delivery:

                                                             Principal Amount of
                   Name                                        Debt Securities
                   ----                                        ---------------
Morgan Stanley & Co. Incorporated..........................         $ 24,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated.........           24,000,000
PaineWebber Incorporated...................................           24,000,000
Prudential Securities Incorporated.........................           24,000,000
Salomon Smith Barney Inc...................................           24,000,000
SG Cowen Securities Corporation............................           24,000,000
Bank of New York Capital Markets, Inc......................            1,200,000
Bear, Stearns & Co. Inc....................................            1,200,000
BT Alex Brown Incorporated.................................            1,200,000

                                                             Principal Amount of
                   Name                                        Debt Securities
                   ----                                        ---------------

Chase Securities Inc.......................................            1,200,000
CIBC Oppenheimer Corp......................................            1,200,000
Donaldson, Lufkin & Jenrette Securities Corporation........            1,200,000
A.G. Edwards & Sons, Inc...................................            1,200,000
First Chicago Capital Markets, Inc.........................            1,200,000
Friedman, Billings, Ramsey & Co., Inc......................            1,200,000
J.P. Morgan Securities Inc.................................            1,200,000
Nationsbanc Montgomery Securities LLC......................            1,200,000
Schroder & Co. Inc.........................................            1,200,000
Wheat First Securities, Inc................................            1,200,000
Advest, Inc................................................              600,000
Robert W. Baird & Co. Incorporated.........................              600,000
William Blair & Company, L.L.C.............................              600,000
J.C. Bradford & Co.........................................              600,000
Craigie Incorporated.......................................              600,000
Cromwell, Weedon & Co......................................              600,000
Dain Rauscher Wessels......................................              600,000
Davenport & Company LLC....................................              600,000
Fahnestock & Co. Inc.......................................              600,000
Ferris, Baker Watts, Incorporated..........................              600,000
Fidelity Capital Markets
    A Division of National Financial Services Corporation...             600,000
Fifth Third/The Ohio Company................................             600,000
First Albany Corporation....................................             600,000
First of Michigan Corporation...............................             600,000
Fleet Securities, Inc.......................................             600,000
Gibraltar Securities Co.....................................             600,000
J.J.B. Hilliard, W.L. Lyons, Inc............................             600,000
Interstate/Johnson Lane Corporation.........................             600,000
Janney Montgomery Scott Inc.................................             600,000
Legg Mason Wood Walker, Incorporated........................             600,000
McDonald & Company Securities, Inc..........................             600,000
Mesirow Financial, Inc......................................             600,000
Morgan Keegan & Company, Inc................................             600,000
Olde Discount Corporation...................................             600,000
Piper Jaffray Inc...........................................             600,000
Raymond James & Associates, Inc.............................             600,000

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

                                                             Principal Amount of
                   Name                                        Debt Securities
                   ----                                        ---------------

The Robinson-Humphrey Company, LLC..........................             600,000
Roney Capital Markets A Division of First Chicago...........             600,000
Scott & Stringfellow, Inc...................................             600,000
Southwest Securities, Inc...................................             600,000
Sterne, Agee & Leach, Inc...................................             600,000
Stifel, Nicolaus & Company, Incorporated....................             600,000
Tucker Anthony Incorporated.................................             600,000
Wedbush Morgan Securities...................................             600,000
                                                                    ------------
     Total..................................................        $180,000,000
                                                                    ============


     The Underwriters will pay for the Offered Securities upon delivery thereof at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, 10017 at 10:00 a.m. New York time on October 28, 1998 , or at such other time, not later than 5:00 p.m. New York time on November 5, 1998, as shall be designated by the Manager. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.

     The Offered Securities shall have the terms set forth in the Prospectus dated November 1, 1996, and the Prospectus Supplement dated October 21, 1998, including the following:

Terms of Debt Securities

     Maturity Date:           October 15, 2038

     Interest Rate:           7.45%

     Redemption Provisions:   If there is a substantial likelihood that the
                              Company will not be entitled to deduct currently for United States federal income tax purposes the full amount of interest accrued in respect of the Bonds, the Company, at its option may redeem the Bonds in whole but not in part, at any time at a redemption price equal to 100% of the principal amount of the Bonds, together with interest accrued and unpaid to the date fixed for redemption. Notice of such redemption of the Bonds will be given to the

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

                              holders of the Bonds not more than 60 nor fewer than 30 days prior to the date fixed for redemption.

                              Other than for the tax reasons described in the preceding paragraph, the Bonds will not be redeemable prior to October 28, 2003. Thereafter the Bonds will be subject to redemption on any date at the option of the Company, as a whole or from time to time in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to the date of redemption.

     Interest Payment Dates:  Payable quarterly on January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Interest accrues from October 28, 1998.

     Form and Denomination:   Registered form in minimum denominations
                              of $25 and integral multiples thereof.

     Price to Public:         100%

     Settlement and Trading:  Book-entry only through DTC. The Offered
                              Securities will trade in DTC's same day funds settlement system

     Other Terms:             N/A

     All provisions contained in the document entitled Armstrong World Industries, Inc. Underwriting Agreement Standard Provisions (Debt Securities and Preferred Stock) dated October 21, 1998, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement, (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement and (iv) all costs and expenses incident to the printing and delivery to the Underwriters of any preliminary prospectus and the Prospectus and any amendments or supplements thereto shall be borne by the Underwriters.

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

     The Company and the Underwriters agree that the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement and the Prospectus consists of (i) the first sentence of the last paragraph of text on the cover page of the Prospectus Supplement and (ii) the third paragraph, the second, third and fourth sentences of the fifth paragraph and the sixth paragraph under the caption "Underwriters".

     Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

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                              Very truly yours,

                              MORGAN STANLEY & CO.
                              INCORPORATED

                              Acting severally on behalf of itself and the several Underwriters named herein

                                  /s/ Michael Fusco
                              By:_________________________________
                                  Name:  Michael Fusco
                                  Title: Vice President

Accepted:

Armstrong World Industries, Inc.

    /s/ E. Follin Smith
By:_____________________________
   Name:  E. Follin Smith
   Title: Vice President and Treasurer

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